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                    BECKMAN, WEIL, SHEPARDSON AND FALLER, LLC
                                ATTORNEYS AT LAW

  1200 Mercantile Center - 120 East Fourth Street - Cincinnati, Ohio 45202-4007
                 Telephone: (513) 621-2100 - Fax: (513) 621-0106



                                  April 4, 1997



Cincinnati Financial Corporation
Cincinnati Financial Center
Post Office Box 145496
Cincinnati, Ohio  45214-5496

Gentlemen:

         With respect to the Registration Statement on Form S-8 filed by Cincinnati Financial Corporation with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, $2,000,000 of Deferred Compensation Obligations ("Obligations") of Cincinnati Financial Corporation, we have examined such documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion and, on the basis of such examination, we advise you that, in our opinion, when the Obligations have been issued and sold as contemplated by the Registration Statement and by the Cincinnati Financial Corporation Top Hat Savings Plan, the Obligations will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very sincerely yours,

                                       BECKMAN, WEIL, SHEPARDSON AND
                                          FALLER, LLC

                                       By W. Philip Shepardson, Jr.
                                          ----------------------------
                                          W. Philip Shepardson, Jr.

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